EMPLOYMENT AGREEMENT AND RELEASE

This Employment Agreement and Release (“Agreement”) is made and entered into as of this 1st day of July, 2013 (the “Effective Date”) by and between Amtech Systems, Inc., a Delaware corporation (“Amtech”), and Jeong-Mo (James) Hwang ("Employee").

RECITALS

WHEREAS, Amtech currently employs Employee as its Chief Technology Officer (“CTO”), and as an at-will employee, at Amtech's Tempe, Arizona location;

WHEREAS, Amtech is restructuring certain of its management positions and eliminating the CTO position, but desires to continue to employ Employee in the position of Vice President - Technology for a period of one (1) year after the Effective Date on the terms set forth in this Agreement, and Employee desires to be employed by Amtech in that capacity, on such terms, and for such period; and

WHEREAS, Amtech and Employee desire to enter into this Agreement setting forth the terms, conditions, and obligations of the parties with respect to such employment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants set forth in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1.     Employment and Term. Amtech shall continue to employ Employee, and Employee hereby accepts continued employment with Amtech, upon the terms and conditions set forth in this Agreement. The term of this Agreement shall be one (1) year from the Effective Date. The parties agree that this Agreement, and Employee's employment with Amtech, will terminate on the Termination Date, which is one (1) year after the Effective Date.

2.    Position and Duties. Amtech shall employ Employee as Vice President - Technology, to perform such reasonable duties and responsibilities as the Chief Executive Officer (“CEO”) of Amtech may from time to time prescribe, which duties and responsibilities shall, in the sole discretion of Amtech, require no more than twenty-four (24) hours per week of Employee's full-time effort. During the remaining portion of the week, Employee shall be free to pursue and engage in other employment or self-employment so long as it complies with this Agreement. During the term of this Agreement, Employee shall not, without Amtech's prior written consent, render to others services of any kind, whether or not for compensation, or engage in any other business activity, that would in any way materially interfere with the performance of his duties under this Agreement.

3.    Compensation and Benefits. Employee shall be entitled to receive the following as full and complete compensation for the services rendered by Employee to Amtech under this Agreement.

(a)    Salary. Employee shall receive a salary of eighty-five thousand dollars and no cents ($85,000.00) per year during the term of this Agreement, which shall be paid to Employee in accordance with Amtech's regular payroll practices for so long as Employee continues to be employed by Amtech during the term of this Agreement, and from which Amtech shall make all required deductions and/or withholdings, including for federal and state taxes, and any other deductions authorized by Employee or the law. Employee will not be entitled to a bonus during the term of this Agreement.

    (b)    Benefits. During Employee's employment hereunder, and subject to the provisions of this Agreement, Employee and Employee's dependents, to the extent they are eligible, shall be entitled to participate in all medical, dental, vision, 401k, paid time off (PTO), and other employee benefit plans, if any, and in Amtech's vacation and business expense reimbursement policies or programs, made available by Amtech to similarly situated employees, all in accordance with Amtech's policies concerning such plans, except that Employee shall earn vacation and sick days off at the rate of 60% of full time employees. Employee acknowledges and agrees that any questions concerning eligibility, coverage, or duration shall be governed by the terms of the plans or policies. Employee further acknowledges and agrees that Amtech has and reserves the right to modify, suspend, or discontinue any benefit plans, policies, and practices at any time without notice to or recourse by Employee, so long as such action is taken generally with respect to other similarly situated employees employed by Amtech. Employee will not be entitled to a car allowance during the term of this agreement.

(c)    Termination of Employment. Subject to this subparagraph 3(c), Employee's employment with Amtech will terminate on the Termination Date. However, Employee may terminate his employment and this Agreement at any time, with or without cause or notice, in which case all of Amtech's obligations under this Agreement will cease as of the date that Employee terminates his employment. However, if Employee signs and does not revoke a Release in the form of Exhibit A attached hereto upon his said employment of employment with Amtech, Amtech shall pay Employee fifty per cent (50%) of the salary set forth in this Agreement for the remaining portion of the term of this Agreement. In the event that Amtech terminates Employee's employment with Cause before the Termination Date, all of Amtech's obligations under this Agreement will cease as of the date that such employment is terminated. In the event that, prior to the Termination Date, either Employee resigns for Good Reason or Amtech terminates Employee's employment without cause, Amtech's obligations under this Agreement will remain in effect through the Termination Date. Amtech's obligations under this Agreement shall also cease upon the death or the permanent and total disability of Employee. “Cause” as used herein means (i) Employee's indictment for, conviction of or plea of no contest with respect to any felony violation or crime of moral turpitude or dishonesty; (ii) commission by Employee of an intentional and deliberate material fraud, or an intentional and deliberate material misappropriation of funds or property of or upon Amtech; or (iii) the willful and continued failure of Employee to perform substantially Employee's duties to Amtech in accordance with this Agreement after a written demand for substantial performance and the failure to comply within fifteen (15) calendar days after Employee's receipt of such demand. “Good Reason” as used herein shall have the same meaning as “constructive discharge” under Arizona Revised Statutes 23-1502(A).

(d)    In the event that Employee is still employed by Amtech at the end of the term, and Employee agrees to sign at that time, and does not revoke, a Release in the form of Exhibit A attached hereto, then Amtech agrees to pay Employee the sum of five thousand dollars and no cents ($5,000.00), less applicable deductions, in exchange for such Release.

4.    Restrictive Covenants. Employee agrees that Amtech's products, services, and designs are unique, and that Amtech has a legitimate business interest in protecting its relationship with its customers and suppliers, its Confidential Information (as defined below), its goodwill, and its investment in its employees, including Employee himself. Amtech therefore is unwilling to enter into and perform this Agreement unless

Employee enters into the agreements contained in this Paragraph and its subsections. To induce Amtech to enter into this Agreement, Employee agrees as follows:

(a)    Non-Competition. Subject to the provisions in Paragraph 4(a)(i) below, in recognition and acknowledgment of the highly competitive and world-wide nature of Amtech's business activities, during Employee's employment with Amtech and for the duration of the Restricted Period thereafter, Employee will not, directly or indirectly, compete with Amtech by working for, as an employee, advisor, consultant, independent contractor, or in any other capacity, any business, group, entity, person, governmental unit, or other party that engages in the Business Activities of Amtech in the Restricted Territory. For purposes of this Agreement, (i) the term “Restricted Period” means the twelve (12) month period immediately following the date Employee's employment with Amtech terminates for any reason, (ii) the term “Business Activities” means solar and semiconductor production and automation systems and related supplies for the manufacture of solar cells, semiconductors and silicon wafers; and (iii) the term “Restricted Territory” means the continents of North America, Europe and Asia. Employee further agrees during his employment with Amtech and during the Restricted Period not to develop or assist others in developing products or services with the same or similar functionality to the products or services developed or under development by Amtech prior to and during Employee's employment with Amtech. Employee further acknowledges and agrees to the reasonableness of this covenant not to compete and the reasonableness of the geographic area and duration of time which are a part of said covenant. Employee also acknowledges and agrees that this covenant will not preclude Employee from becoming gainfully employed following termination of his employment with Amtech.

(i)    Notwithstanding anything in this Agreement to the contrary, in recognition of Employee's need to provide certain services to outside companies during and after his employment with Amtech in order to be and remain employed, Amtech agrees that it shall not be a violation of Paragraph 4(a) of this Agreement if Employee provides services to other companies during Employee's employment with Amtech, provided that Employee provides any such services only during those times when he is not scheduled to work for Amtech (i.e., on vacation or other non-working time), and that such other companies are not competitors of Amtech.

(b)    Non-Solicitation.

(i)    Customers. Employee agrees that during Employee's employment with Amtech and the Restricted Period, Employee shall not, either for Employee or for any other person, business, or entity, for any reason, either directly or indirectly, call on or attempt to call on, contact or attempt to contact, solicit or attempt to solicit, assist in the solicitation of or attempt to assist in the solicitation of, take away or attempt to take away, divert away or attempt to divert away, any Customer of Amtech, including but not limited to any Customer who became a Customer of Amtech through Employee's efforts or contacts, for the purpose of providing similar products or services as provided by Amtech. For the purpose of this Paragraph 4(b)(i), “Customer” means any person, company, business, governmental unit, or other entity that is or was an actual, targeted or prospective Customer of Amtech during the last twenty-four (24) months of Employee's employment with Amtech.

(ii)    Employees of Amtech. Employee agrees that during Employee's employment and the Restricted Period, Employee shall not solicit, encourage, influence, induce, or cause others to solicit, encourage, influence, or induce any Amtech employee to terminate his or her employment relationship with Amtech, or solicit, induce, seek to hire, and/or offer employment to any Amtech employee, either as an employee, consultant, advisor, or independent contractor

(c)    Non-Disclosure of Confidential Information. Employee acknowledges that (i) Amtech's Business is “relationship based”: (ii) through great effort and expense, Amtech has developed and maintained invaluable business relationships (contractual and prospective) with Amtech's Customers, as well as service and product providers and vendors, and individuals who are employed by or represent the foregoing (collectively, “Business Relationships”); and (iii) in the course of his employment with Amtech, Employee has become and will continue to become aware of and familiar with proprietary, secret, and Confidential Information relating to Amtech and its Business. This “Confidential Information” includes, but is not limited to, proprietary software systems, information concerning internal Business Activities, financial results of operations, contractual and prospective Business Relationships, financial data and records, marketing procedures, Customer lists, information, and requirements, vendor lists, information, and requirements, compilations of information, programming strategies and techniques, methods of doing Business, design systems, business and marketing plans, and other documents and information that is used in the operation, technology, and Business of Amtech. Employee covenants and agrees that all of the foregoing information is required to be maintained in confidence for the continued success of Amtech, all of which proprietary, secret or confidential information constitutes “trade secrets” as that phrase is defined and applied under any applicable federal or state statute or the common law. Employee further covenants and agrees that Amtech's trade secrets will not be misappropriated by Employee at any time, before or after Employee's employment with Amtech, and will remain the sole and exclusive property of Amtech after the termination of his employment, and that he will not, without the prior written consent of Amtech, while employed, or at any time after termination of employment, directly or indirectly, (v) misappropriate or otherwise make any use of such trade secrets or Confidential Information except as may be required in the course of his employment hereunder; or (w) release or otherwise divulge such trade secrets or any other proprietary, secret, or Confidential Information of Amtech to any third party, except as is reasonably necessary in furtherance of his employment duties hereunder.

(d)    Notification to Subsequent Employer. If, following termination of Employee's employment with Amtech, Employee accepts other employment or enters into a business relationship with any entity which competes with Amtech by engaging in the Business Activities of Amtech, Employee expressly authorizes and consents to Amtech's informing such competing business of the terms of Paragraph 4 of this Agreement by written notice.

(e)    Reasonableness and Remedies. Employee agrees that the length of time and geographic restrictions, and the other covenants and restrictions, in this Paragraph 4 are necessary and reasonable to protect Amtech's protectable interests, including but not limited to its Confidential Information, goodwill, and relationships with its customers, vendors, and referral sources, which Employee agrees are sufficient for protection under Arizona law, that any violation thereof would result in substantial and irreparable injury to Amtech, and that Amtech may not have an adequate remedy at law with respect to any such violation. Accordingly, Employee agrees that, in the event of any actual or threatened violation thereof, Amtech shall have the right to obtain, in addition to any other remedies that may be available, judicial equitable relief, including temporary and permanent injunctive relief, to cease or prevent any actual or threatened violation of any provision hereof.

(f)    Blue Pencil Provision. Employee agrees that he has carefully read and considered the covenants and restrictions set forth in this Paragraph 4, and acknowledges they are fair and reasonable and are reasonably required to protect the legitimate business interests of Amtech and do not prevent him from earning a livelihood. Employee agrees that, if the scope of enforceability of any or all of the restrictive covenants set forth in this Agreement is in any way disputed at any time, a court or arbitrator may modify and enforce the covenant(s) to the extent it believes to be reasonable under the circumstances existing at that time. In particular, if the Restricted Period is unreasonably long, then it shall be reduced to six (6) months. If the Restricted Territory is unreasonably broad, it shall be reduced to North America.

(g)    Tolling. If Employee violates the obligations contained in this Paragraph 4, the time period herein shall be extended by a period of time equal to that period beginning when the activities constituting such violation commenced and ending when the activities constituting such violation terminated.

(h)    Amtech and Subsidiaries. For purposes of Paragraph 4 of this Agreement, “Amtech” shall include its subsidiaries as well as the company.

5.    Release. In consideration of Amtech's covenants and agreements herein, Employee hereby unconditionally, irrevocably and absolutely releases and discharges Amtech and, as applicable, all of the present and former employees, officers, directors, partners, members, managers, agents, advisors, consultants, attorneys, insurers, owners, direct or indirect parent or subsidiary entities and their predecessors and/or affiliates, successors and/or assigns (collectively, the “Released Parties”), of and from all manner of claim, suit, lien, damage or demand of whatsoever kind, nature or description, whether known or unknown, suspected or unsuspected, which Employee ever had or now has against the Released Parties, which arose prior and up to the date this Agreement is signed by Employee, and arising out of any manner or thing or in any way connected with, directly or indirectly, the acts or omissions of Amtech, including but not limited to Employee's employment with Amtech and this Agreement, and all losses, liabilities, claims, charges, demands and causes of action arising directly or indirectly out of or in any way connected with the facts or circumstances of Employee's employment by Amtech. This general release is intended to have the broadest possible application and includes, but is not limited to, any and all tort, contract, common law, constitutional and statutory claims, including without limitation any claims or alleged violations of Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Employee Retirement Income Security Act, the Equal Pay Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act (all as amended), comparable or similar Arizona employment protection or anti-discrimination statutes, and any and all statutory or common law provisions relating to or affecting Employee's employment by Amtech, or the termination thereof, and all claims for attorneys' fees, costs and expenses. Employee expressly waives his right to recovery of any type, including damages or reinstatement, in any administrative or court claim, whether local, state, or federal, and whether brought by him or on his behalf, related in any way to the matters released herein. However, this release is not intended to and does not bar any claims that, by statute, may not be waived by law, such as claims for workers' compensation benefits, unemployment insurance benefits, or statutory indemnity. Employee is not prohibited from filing a charge with any government agency, including the U.S. Equal Employment Opportunity Commission (“EEOC”) or similar state or local administrative agency, or participating in any governmental investigation, so long as Employee does not seek reinstatement or monetary damages, remedies or relief as to any claim released or any right which is hereby waived. Employee does forever waive the right to recover any damages should any local, state or federal agency pursue a claim on Employee's behalf against the Released Parties relating to Employee's employment with Amtech. Employee acknowledges that Amtech has paid him all wages and other compensation currently due to him.

6.    Review and Revocation.

(a) Review. A copy of this Agreement was delivered to Employee on June 10, 2013. Employee is advised that Employee has forty-five (45) days from the date this Agreement was delivered to Employee to consider this Agreement. If Employee executes this Agreement before the expiration of forty-five (45) days, Employee acknowledges that Employee has done so for the purpose of expediting the payment of the consideration provided for herein, and that Employee has expressly waived Employee's right to take forty-five (45) days to consider this Agreement.

(b)    Revocation. Employee may revoke this Agreement for a period of seven (7) days after Employee signs it. Employee agrees that if Employee elects to revoke this Agreement, Employee will notify Company, in writing (care of Bradley C. Anderson, 131 South Clark Drive, Tempe, Arizona 85281), on or before the expiration of the revocation period. Receipt of proper and timely notice of revocation by Amtech as provided herein cancels and voids this Agreement. Provided that Employee does not provide notice of revocation, this Agreement will become effective upon expiration of the revocation period, as of the Effective Date.

(c)    Knowing and Voluntary; ADEA Waiver. Employee represents and warrants that Employee was advised by Amtech to consult with an attorney of Employee's own choosing concerning the provisions set forth herein, and that Employee has thoroughly discussed all aspects of this Agreement with counsel of Employee's choosing, or that Employee has had the opportunity to do so. Employee further represents and warrants that Employee has carefully read and fully understands all of the provisions of this Agreement, including the fact that Employee is releasing all claims and potential claims against Amtech and the other Released Parties, and that Employee is entering into this Agreement without coercion, and with full knowledge of its significance and the legal consequences thereof. Employee represents and warrants that as part of this Agreement, Employee is knowingly and voluntarily releasing and waiving any claims Employee believes Employee may have under the Age Discrimination in Employment Act as of the Effective Date.

(d)    The waiver and release herein do not waive any claims that may arise after the Effective Date of this Agreement. This Agreement will only become effective if signed within forty-five (45) days after presentment and not revoked within seven (7) days thereafter. Employee agrees that he enters into this Agreement voluntarily and under no coercion or duress. Amtech's obligations hereunder are expressly conditioned upon Employee's signing and not revoking this Agreement.

(e)    Employee acknowledges and agrees that the waiver and release herein is given only in exchange for consideration in addition to anything of value to which Employee is already entitled.

(f)    Employee acknowledges and agrees that he has been provided with information, set forth in Exhibit B hereto, regarding persons to whom an employment termination arrangement is being offered and those to whom it is not being offered.

7.    Miscellaneous.

(a)    Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered in person, by facsimile transmission, or overnight courier service, or three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail, addressed as follows:

If to Amtech:
Bradley C. Anderson
Chief Financial Officer
    Amtech Systems, Inc.
131 South Clark Drive
Tempe, Arizona 85281
with a copy to (which shall not constitute notice):
Donald A. Wall
Squire Sanders (US) LLP

1 East Washington Street, Suite 2700
Phoenix, Arizona 85004

If to Employee:

Jeong-Mo (James) Hwang
________________________
________________________

Either party may alter the address to which notices or communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 7(a) for the giving of notice.

(b)    Waiver. Neither any failure nor any delay on the part of either party hereto to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise of the same or of any other right, remedy, power, or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any other occurrence.

(c)    Governing Law and Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Arizona without regard to the conflicts of laws principles of such state. The parties agree that any claim, action, complaint, lawsuit, or other dispute arising between the parties related to the terms of this Agreement shall be brought and heard in the federal or state courts located in Maricopa County, Arizona. Amtech and Employee expressly consent to the exercise of personal jurisdiction over it and him by such courts.

(d)    Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, assigns, attorneys, agents, officers, subsidiaries, and affiliates, except that Employee may not assign or transfer his rights or obligations under this Agreement without the prior written consent of Amtech.

(e)    Provisions Severable. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(f)    Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the employment of Employee by Amtech and the other subject matter of this Agreement, and supersedes all prior and contemporaneous agreements and understandings, inducements, and conditions, express or implied, oral or written, with respect to said employment and other subject matter. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by both parties.

(g)    Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(h)    Construction. The parties hereto acknowledge and agree that each party has participated in the drafting of this Agreement and has had the opportunity to have this document reviewed by the respective legal counsel for the parties hereto and that a rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.

(i)    Consultation with Attorney. Employee acknowledges that he was advised by Amtech to consult with an attorney of his choosing prior to executing this Agreement, and he has had the opportunity to do so.

(j)    Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of the parties reflected hereon as the signatories.

(k)    Successors and Assigns. This Agreement shall be binding on the parties' successors, heirs, and assigns.

(l)    Attorneys' Fees and Costs. Except as otherwise provided herein, in the event of any claim, controversy or dispute arising out of or relating to this Agreement, or the breach hereof, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs in connection with any court proceeding.

(m)    Survival. The provisions in this Agreement that contemplate obligations on Employee's part after his employment with Amtech ends, for whatever reason, shall survive the cessation of his employment and the termination of this Agreement.

(n)    Dispute Resolution. Any dispute arising out of or related to the interpretation, meaning or enforcement of this Agreement shall be decided by a single arbitrator in an arbitration, under the auspices of the American Arbitration Association, located in Phoenix, Arizona, subject, however, to the right of Amtech to seek and obtain injunctive or other expedited relief in courts located in Maricopa County, Arizona.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date above written.

Amtech Systems, Inc.

By: _/s/Bradley C. Anderson___________________________
Name: Bradley C. Anderson___________________________
Its:_________________________________________________

_/s/Jeong-Mo Hwang___________________________________________________
Jeong-Mo (James) Hwang